Exhibit 99.1

Academy Sports + Outdoors Reports Second Quarter Fiscal 2026 Results

Second Quarter Sales Growth of 3.0%; Comparable Sales of (0.4)%

eCommerce Sales Increase of 12.8%

New Stores Comp Positive Mid Single Digits

Second Quarter Diluted GAAP EPS of $2.17; up 17.3%; Adjusted EPS of $2.31; up 19.1%
(Net Tariff Refund Impact to EPS of $0.06, including reinvestments)

Opened Three New Stores Across Pennsylvania and Tennessee

Company Affirms Sales and Raises EPS Guidance

KATY, TEXAS (Globe Newswire — September 9, 2026) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) (“Academy” or the “Company” ) today announced its financial results for the second quarter ended August 1, 2026.

“We delivered another quarter of profitable growth, with net sales increasing 3.0%. While consumer spending remains pressured, particularly among lower-income households, our team has continued to execute at a high level by focusing on the key events and categories that matter most to our customers," said Steve Lawrence, Chief Executive Officer. "We are reinvesting tariff-related benefits into value, expanding compelling new brands and categories, and accelerating initiatives across stores, omni-channel and loyalty. These actions are helping us gain market share, strengthen customer engagement and reinforce our confidence in achieving our fiscal 2026 sales and earnings objectives."

Second Quarter Operating Results ($ in millions, except per share data)	Thirteen Weeks Ended		Change
	August 1, 2026	August 2, 2025%
Net sales	$1,647.3	$1,599.8	3.0%
Comparable sales	(0.4)%	0.2%
Income before income tax	$178.4	$164.8	8.3%
Net income	$137.9	$125.4	10.0%
Adjusted net income (1)	$146.5	$131.3	11.6%
Earnings per common share, diluted	$2.17	$1.85	17.3%
Adjusted earnings per common share, diluted(1)	$2.31	$1.94	19.1%
(1) Adjusted net income and adjusted earnings per common share (EPS), diluted are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Year-to-Date Operating Results ($ in millions, except per share data)	Twenty-Six Weeks Ended		Change
	August 1, 2026	August 2, 2025%
Net sales	$3,089.3	$2,951.2	4.7%
Comparable sales	1.1%	(1.7)%
Income before income tax	$247.3	$227.9	8.5%
Net Income	$190.6	$171.5	11.1%
Adjusted net income (1)	$207.7	$182.9	13.6%
Earnings per common share, diluted	$2.94	$2.52	16.7%
Adjusted earnings per common share, diluted (1)	$3.20	$2.69	19.0%

(1) Adjusted net income and Adjusted earnings per common share, diluted, are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

	Twenty-Six Weeks Ended		Change
Balance Sheet ($ in millions)	August 1, 2026	August 2, 2025%
Cash and cash equivalents	$298.2	$300.9	(0.9)%
Merchandise inventories, net(1)	$1,657.4	$1,587.6	4.4%
Long-term debt, net	$494.2	$481.7	2.6%
(1) As of August 1, 2026 inventory per store was down 5.6% in units and down 2.3% in dollars.

	Twenty-Six Weeks Ended		Change
Capital Allocation ($ in millions)	August 1, 2026	August 2, 2025%
Share repurchases (1)	$182.1	$99.9	82.3%
Dividends paid	$19.0	$17.4	9.2%
(1) Includes excise tax fees of $1.6 million for the twenty-six weeks ended August 1, 2026 and $0.9 million for the twenty-six weeks ended August 2, 2025.

Subsequent to the end of the second quarter, Academy announced that its Board of Directors on September 2, 2026 declared a quarterly cash dividend with respect to the quarter ended August 1, 2026, of $0.15 per share of common stock. The dividend is payable on October 14, 2026, to stockholders of record as of the close of business on September 16, 2026.

New Store Openings
Academy opened three new stores during the second quarter, bringing its total to 327 locations. The Company plans to open eleven stores during the third quarter, with the remaining locations to be opened in the fourth quarter of fiscal 2026.

Academy Store Footprint Update

Time Frame	Total stores open at beginning of the period	Number of stores opened during the period	Number of stores closed during the period	Total stores open at end of period
2nd Quarter 2025	303	3	—	306
FY 2025	298	24	—	322
2nd Quarter 2026	324	3	—	327

Time Frame	Total gross square feet open at beginning of the period(1)	Gross square feet for stores opened during the period(1)	Gross square feet for stores closed during the period	Total gross square feet at the end of the period(1)
2nd Quarter 2025	20,879	191		21,070
FY 2025	20,604	1,321	—	21,925
2nd Quarter 2026	22,037	154	—	22,191
(1) Figures in thousands

2026 Outlook
“Our second quarter results demonstrate the strength of the business and the discipline of our operating model. We delivered double digit EPS growth, produced strong free cash flow and continued returning capital to shareholders through both share repurchases and dividends. Importantly, we accomplished this while investing in strategic growth initiatives designed to support sustainable long-term growth,” said Carl Ford, Executive Vice President and Chief Financial Officer. “As we enter the second half of the year, our balance sheet remains strong, our growth drivers are performing well and we are well positioned to deliver within our fiscal 2026 outlook."

Academy is providing the following updated guidance for fiscal 2026 (i.e., year ending January 30, 2027), as compared to the guidance given on June 9, 2026. This guidance takes into account various factors, both internal and external, such as the expected benefits of the Company's growth initiatives, current consumer demand, the competitive environment, and potential impacts from inflation and other economic risks; actual results may differ materially.

	Fiscal 2026 Guidance June 9		Updated Fiscal 2026 Guidance			change (at midpoint)
(in millions, except per share amounts)	Low end	High end	Low end	High end	2025 Actuals	vs. 2025
Net sales	$6,230	$6,355	$6,230	$6,355	$6,053	4.0%

Sales Growth	3.0%	5.0%	3.0%	5.0%	2.0%	100.0%

Comparable sales (1)	—%	2.0%	—%	2.0%	(1.5)%	166.7%

Gross margin rate	34.5%	35.0%	35.5%	36.0%	34.8%	3.0%

GAAP net income	$390	$415	$390	$415	$377	6.8%

Adjusted net income (2)	$420	$445	$420	$445	$393	10.1%

GAAP earnings per common share, diluted	$5.95	$6.35	$6.05	$6.45	$5.54	12.8%

Adjusted earnings per common share, diluted (2)	$6.40	$6.80	$6.50	$6.90	$5.78	15.9%

Diluted weighted average common shares	66	66	64.5	64.5	~68	(5.2)%

Capital Expenditures	$200	$240	$200	$240	$213	3.3%

Adjusted free cash flow (2), (3)	$250	$300	$300	$350	$263	23.6%

The earnings per share estimates do not include any potential future share repurchases and assume a tax rate of approximately 22.0%.

(1) Comparable sales include stores open after thirteen full fiscal months, all e-commerce sales, and credit card revenue.

(2) Adjusted net income, adjusted earnings per common share (EPS), diluted, and adjusted free cash flow are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

(3) We have not reconciled guidance for adjusted free cash flow to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts given the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management's control and could be significant; therefore, we are unable to provide an estimate of the most closely comparable GAAP measure at this time.

Conference Call Info
Academy will host a conference call today at 10:00 a.m. Eastern Time to discuss its financial results and related matters. The call will be webcast at investors.academy.com. The following information is provided for those who would like to participate in the conference call:

U.S. callers            1-877-407-3982
International callers        1-201-493-6780
Passcode             13762096

A replay of the conference call will be available for approximately 30 days on the Company's website.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to more than 300 stores across 21 states and counting. Academy's mission is to provide "Fun for All" and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy's product assortment focuses on key categories of outdoor, apparel, sports & recreation and footwear through both leading national brands and a portfolio of private label brands. For more information, visit www.academy.com.

Non-GAAP Measures
Adjusted EBIT, Adjusted Net Income, Adjusted Earnings per Common Share, and Adjusted Free Cash Flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). The Company believes that the presentation of these non-GAAP measures is useful to investors as they provide additional information on comparisons between periods by excluding certain items that affect overall comparability. The Company uses these non-GAAP financial measures for business planning purposes, to consider underlying trends of its business, and in measuring its performance relative to others in the market, and believes presenting these measures also provides information to investors and others for understanding and evaluating trends in the Company’s operating results or measuring performance in the same manner as the Company’s management. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The calculation of these non-GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. For additional information on these non-GAAP financial measures, please see our Annual Report for the fiscal year ended January 31, 2026 (the "Annual Report"), filed on March 17, 2026 and our Quarterly Report for the thirteen weeks ended August 1, 2026 to be filed on September 9, 2026 ("the Quarterly Report"), which may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov.

See “Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures presented in this press release to their most directly comparable GAAP financial measures.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. Forward-looking statements may incorporate words such as “believe,” “expect,", "anticipate," “forward,” “ahead,” “opportunities,” “plans,” “priorities,” “goals,” “future,” “short/long term,” “will,” “should,” or the negative version of these words or other comparable words. The forward-looking statements in this press release include, among other things, statements regarding the Company’s fiscal 2026 outlook under the caption "2026 Outlook," the Company's strategic plans and financial objectives, including the implementation of such plans, the growth of the Company's business and operations, including the opening of new stores and the expansion into new markets, the Company's payment of dividends, including the timing and the amount thereof, share repurchases by the Company, and the Company's expectations regarding its future performance and future financial condition are subject to various risks, uncertainties, assumptions, or changes in circumstances that are all difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, environmental, and other factors that could affect overall consumer spending or our industry, including the possible effects of ongoing macroeconomic challenges, inflation and higher interest rates, trade policy changes or additional tariffs, geopolitical tensions, or changes to the financial health of our customers, many of which are beyond Academy's control. These and other important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy's filings with the SEC, including the Annual Report, under the caption "Part 1A. Risk Factors," as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Dan Aldridge	Meredith Klein
VP, Investor Relations	VP, Communications
832-739-4102	346-823-6615
dan.aldridge@academy.com	meredith.klein@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirteen Weeks Ended
	August 1, 2026	Percentage of Sales (1)	August 2, 2025	Percentage of Sales (1)
Net sales	$1,647,285	100.0%	$1,599,838	100.0%
Cost of goods sold	981,383	59.6%	1,023,105	64.0%
Gross margin	665,902	40.4%	576,733	36.0%
Selling, general and administrative expenses	419,539	25.5%	404,352	25.3%
Operating income	246,363	15.0%	172,381	10.8%
Interest expense, net	8,056	0.5%	9,028	0.6%
Loss on early retirement of debt	1,902	0.1%	—	—%
Other expense (income), net	58,006	3.5%	(1,480)	(0.1)%
Income before income taxes	178,399	10.8%	164,833	10.3%
Income tax expense	40,502	2.5%	39,399	2.5%
Net income	$137,897	8.4%	$125,434	7.8%

Earnings Per Common Share:
Basic	$2.21		$1.89
Diluted	$2.17		$1.85

Weighted Average Common Shares Outstanding:
Basic	62,292		66,539
Diluted	63,551		67,689
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Twenty-Six Weeks Ended
	August 1, 2026	Percentage of Sales (1)	August 2, 2025	Percentage of Sales (1)
Net sales	$3,089,288	100.0%	$2,951,247	100.0%
Cost of goods sold	1,944,038	62.9%	1,915,645	64.9%
Gross margin	1,145,250	37.1%	1,035,602	35.1%
Selling, general and administrative expenses	824,232	26.7%	793,956	26.9%
Operating income	321,018	10.4%	241,646	8.2%
Interest expense, net	17,043	0.6%	18,072	0.6%
Loss on early retirement of debt	1,902	0.1%	—	—%
Other expense (income), net	54,785	1.8%	(4,287)	(0.1)%
Income before income taxes	247,288	8.0%	227,861	7.7%
Income tax expense	56,688	1.8%	56,343	1.9%
Net income	$190,600	6.2%	$171,518	5.8%

Earnings Per Common Share:
Basic	$3.01		$2.57
Diluted	$2.94		$2.52

Weighted Average Common Shares Outstanding:
Basic	63,362		66,831
Diluted	64,892		68,043

(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except per share data)

	August 1, 2026	January 31, 2026	August 2, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$298,213	$330,320	$300,860
Accounts receivable - less allowance for doubtful accounts of $1,592, $1,792 and $1,874, respectively	22,955	34,755	19,181
Merchandise inventories, net	1,657,442	1,503,756	1,587,624
Prepaid expenses and other current assets	89,897	82,457	78,257
Assets held for sale	2,957	2,957	—
Total current assets	2,071,464	1,954,245	1,985,922

PROPERTY AND EQUIPMENT, NET	631,834	584,103	584,045
RIGHT-OF-USE ASSETS	1,292,724	1,234,246	1,206,207
TRADE NAME	579,972	579,766	579,330
GOODWILL	861,920	861,920	861,920
OTHER NONCURRENT ASSETS	70,234	62,756	58,559
Total assets	$5,508,148	$5,277,036	$5,275,983

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$751,560	$637,854	$803,309
Accrued expenses and other current liabilities	302,513	243,908	266,021
Current lease liabilities	134,390	147,491	139,678
Current maturities of long-term debt	—	3,000	3,000
Total current liabilities	1,188,463	1,032,253	1,212,008

LONG-TERM DEBT, NET	494,158	480,793	481,738
LONG-TERM LEASE LIABILITIES	1,340,337	1,261,167	1,217,217
DEFERRED TAX LIABILITIES, NET	285,589	300,654	270,502
OTHER LONG-TERM LIABILITIES	21,168	30,792	19,368
Total liabilities	3,329,715	3,105,659	3,200,833

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY :
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—	—
Common stock, $0.01 par value, authorized 300,000,000 shares; 62,028,664; 64,945,953 and 66,625,266 issued and outstanding as of August 1, 2026, January 31, 2026 and August 2, 2025, respectively.	620	649	666
Additional paid-in capital	258,973	256,351	255,517
Retained earnings	1,918,840	1,914,377	1,818,967
Stockholders' equity	2,178,433	2,171,377	2,075,150
Total liabilities and stockholders' equity	$5,508,148	$5,277,036	$5,275,983

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$190,600	$171,518
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,205	61,171
Non-cash lease expense	7,591	22,487
Equity compensation	20,419	15,144
Amortization of deferred loan and other costs	1,305	1,292
Deferred income taxes	(15,065)	13,686
Loss on early retirement of debt	1,902	—
Loss on tariff refund monetization	61,759	—
Changes in assets and liabilities:
Accounts receivable, net	11,799	(2,421)
Merchandise inventories, net	(153,686)	(278,784)
Prepaid expenses and other current assets	(18,995)	15,311
Other noncurrent assets	(5,205)	(7,617)
Accounts payable	116,027	178,381
Accrued expenses and other current liabilities	21,534	29,395
Income taxes payable	46,991	7,526
Other long-term liabilities	841	8,958
Net cash provided by operating activities	349,022	236,047

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(111,258)	(107,576)
Purchases of intangible assets	(206)	(323)
Net cash used in investing activities	(111,464)	(107,899)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of Term Loan	(85,750)	(1,500)
Proceeds from Senior Notes	500,000	—
Repayment of Senior Notes	(400,000)	—
Debt refinancing fees	(9,364)	—
Proceeds from exercise of stock options	805	2,646
Proceeds from issuance of common stock under employee stock purchase program	2,828	2,781
Taxes paid related to net share settlement of equity awards	(6,499)	(3,748)
Repurchase of common stock for retirement	(180,505)	(99,031)
Dividends paid	(18,956)	(17,365)
Remittance of tariff refund claims	(72,224)	—
Net cash used in financing activities	(269,665)	(116,217)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(32,107)	11,931
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	330,320	288,929
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$298,213	$300,860

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Amounts in thousands)

Adjusted EBIT
We define “Adjusted EBIT” as net income (loss) before interest expense, net, income tax expense and other adjustments included in the table below. We describe these adjustments reconciling net income (loss) to Adjusted EBIT in the following table (amounts in thousands):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Net income	$137,897	$125,434	$190,600	$171,518
Interest expense, net	8,056	9,028	17,043	18,072
Income tax expense	40,502	39,399	56,688	56,343
Equity compensation (a)	9,319	7,602	20,419	15,144
Loss on early retirement of debt	1,902	—	1,902	—
Adjusted EBIT	$197,676	$181,463	$286,652	$261,077

(a)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the timing and valuation of awards, achievement of performance targets and equity award forfeitures.

Adjusted Net Income and Adjusted Earnings Per Common Share

We define “Adjusted Net Income” as net income (loss) plus other adjustments included in the table below, less the tax effect of these adjustments. We define “Adjusted Earnings per Common Share, Basic” as Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Adjusted Earnings per Common Share, Diluted” as Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income, and Adjusted Earnings Per Common Share in the following table (amounts in thousands, except per share data):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Net income	$137,897	$125,434	$190,600	$171,518
Equity compensation (a)	9,319	7,602	20,419	15,144
Loss on early retirement of debt	1,902	—	1,902	—
Tax effects of these adjustments (b)	(2,612)	(1,717)	(5,196)	(3,745)
Adjusted Net Income	$146,506	$131,319	$207,725	$182,917

Earnings per common share:
Basic	$2.21	$1.89	$3.01	$2.57
Diluted	$2.17	$1.85	$2.94	$2.52
Adjusted earnings per common share:
Basic	$2.35	$1.97	$3.28	$2.74
Diluted	$2.31	$1.94	$3.20	$2.69
Weighted average common shares outstanding:
Basic	62,292	66,539	63,362	66,831
Diluted	63,551	67,689	64,892	68,043

(a)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(b)	Represents the estimated tax effect of the total adjustments made to arrive at Adjusted Net Income.
Adjusted Net Income and Adjusted Earnings Per Common Share, Diluted, Guidance Reconciliation (amounts in millions, except per share data)

	Low Range*	High Range*
	Fiscal Year Ending January 31, 2027	Fiscal Year Ending January 31, 2027
Net Income	$390	$415
Equity compensation (a)	30	30
Adjusted Net Income	$420	$445

Earnings Per Common Share, Diluted	$6.05	$6.45
Equity compensation (a)	0.45	0.45
Adjusted Earnings Per Common Share, Diluted	$6.50	$6.90

* Amounts presented have been rounded.
(a)	Adjustments include non-cash charges related to equity-based compensation (as defined above), which may vary from period to period. These amounts are also tax affected.

Adjusted Free Cash Flow

We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash used in investing activities. We describe these adjustments reconciling net cash provided by operating activities to adjusted free cash flow in the following table (amounts in thousands):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Net cash provided by operating activities (a)	$188,416	$78,575	$349,022	$236,047
Net cash used in investing activities	(72,467)	(56,911)	(111,464)	(107,899)
Adjusted Free Cash Flow	$115,949	$21,664	$237,558	$128,148

(a)	Net cash provided by operating activities includes the impact of IEEPA tariff refunds in the 2026 second quarter.